UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

Eastern Virginia Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2011, Douglas C. Haskett II notified the Board of Directors of his intention to resign as Executive Vice President and Chief Financial Officer and principal accounting officer of Eastern Virginia Bankshares, Inc. and EVB, its wholly owned banking subsidiary, effective August 31, 2011.  Mr. Haskett will assist in the transition of his duties for the duration of his employment.  Mr. Haskett is leaving to accept a senior level position with an organization located significantly closer to his residence.

Mr. Haskett's employment agreement, dated September 16, 2010, with Eastern Virginia Bankshares, Inc. will terminate effective August 31, 2011, except as to provisions that survive termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: July 27, 2011

	By:	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer